Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD

PROFITS AND IMPROVED ASSET QUALITY

Chesapeake, VA—Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported the best quarterly profits in the company’s history. Net income was $1,419,592 for the second quarter of 2009, up 53.1% from the same period in 2008 when net income was $927,027. The quarterly annualized return on average equity (ROE) was 9.17%, and the annualized return on average assets (ROA) was 0.85%. Quarterly diluted earnings per share were $0.21, an improvement over the first quarter of 2009 when basic and diluted earnings per share were $0.16.

For the first six months of 2009 net income was a record $2,479,863 compared to $1,895,228 for the same period in 2008, a 30.8% increase. The six month annualized return on average equity (ROE) was 8.05%, and the annualized return on average assets (ROA) was 0.76%. Year-to-date 2009 diluted earnings per share were $0.37, compared to $0.38 the previous year.

“I am pleased to report record historic quarterly profits that were achieved in this very challenging environment. Our team at Monarch Mortgage had a record quarter for applications and closed mortgage loans, which drove our improved performance. Our banking group continued to improve the net interest margin through improved deposit and loan pricing. We produced these record profits despite significant expense increases including a higher provision for loan loss expense and a large special FDIC deposit insurance assessment.” stated Brad E. Schwartz, Chief Executive Officer of Monarch Bank. “It was a strong quarter for growth in earnings, capital, deposits and liquidity, as well as the growth in our client base.”

Total assets at June 30, 2009 grew to $666.1 million, up $31.9 million for the quarter and up $87.5 million or 15.1% from the same period in 2008. Total loans held for investment increased $28.3 million to $515.6 million, up 5.8% from the same period in 2008. Loans held for sale through our mortgage operations increased $57.0 million to $96.5 million, up 144.1% from the same period in 2008. Deposits increased $62.1 million to $526.6 million, up 13.4% from the same period in 2008. Since December 31, 2008 deposits have grown $30.5 million with lower cost demand deposit accounts now representing 19% of total deposits.

Non-performing assets declined from 1.62% of total assets on March 31, 2009 to 0.76% of total assets at June 30, 2009. Non-performing assets consist of $471,000 in loans 90 days or more past due and still accruing interest, $3,819,000 in non-accrual loans and $802,000 in five parcels of other real estate. Total non-performing assets were $5.1 million, down from $10.2 million at March 31, 2009. “We remain aggressive in managing asset quality issues and continue to build our allowance for loan losses and work with troubled borrowers.” stated E. Neal Crawford, President of Monarch Bank. “Asset quality improved dramatically during the second quarter with non-performing assets at 0.76% of total assets, a very good number compared to our market and peer banks. We continue to work closely with our relationship clients and will not abandon the marketplace like many of our larger competitors are doing. We remain committed to our clients in good times and bad.”

The Company’s capital position remains extremely strong with total capital of $62.4 million and regulatory capital of $78.0 million at June 30, 2009. Regulatory capital includes $10 million in trust preferred subordinated debt and the majority of the allowance for loan losses. Monarch is rated as “Well Capitalized,” the highest rating of capital strength by bank regulatory standards.

During the first six months of 2009, the Company expensed $370,000 in dividends to pay back the US Treasury for the $14.7 million investment by the Capital Purchase Program last December. Monarch has used the funds primarily to support growth in funding mortgage loans, and since receipt of the funds last December has funded over $700 million in residential mortgage loans.

Net interest income increased 43.1% or $3.1 million in 2009, due to higher yields and balances in both loans held for investment and in loans held for sale, as well as a major decline in our cost of funds. The net interest margin increased to 3.67% for the second quarter of 2009 compared to 2.96% for the same period in 2008, and 3.17% in the first quarter of 2009. Improved market and risk-based loan pricing coupled with major declines in the cost of deposits continued to improve net interest income. We anticipate improved asset yields and further declines in funding costs as our time deposits reprice to lower market rates.

Non-interest income grew 68.7% during 2009 compared to the same period in 2008, fueled by increased production at Monarch Mortgage. Monarch Mortgage closed $351 million in mortgage loans during the second quarter of 2009, and $639 million for the first six months of 2009 which is greater than all the loans closed for the entire year in 2008. For the second quarter of 2009 mortgage loan applications were $492 million. Monarch Mortgage is focused on the retail A-paper mortgage market and does not participate in the sub-prime or wholesale mortgage markets. Investment and Insurance commissions from our Virginia Asset Group subsidiary declined $179,399 or 43.9% in the second quarter compared to the previous year. We recognized an after-tax gain of $199,000 on the sale of excess land adjacent to one of our banking offices during the second quarter of 2009. Non-interest income represented 52.8% of total revenues in 2009, compared to 41.8% in 2008.

Non-interest expense grew 55.4% due to increased mortgage commission expense, FDIC insurance expense, legal expenses related to loan collections, and general expansion. During the second quarter of 2009 the FDIC increased deposit insurance costs for all banks and levied a special assessment to replenish the insurance fund. This increased our insurance expense to $575,254, an increase of $496,644 or 631.8% over the previous year’s second quarter.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, four offices in Virginia Beach, and two offices in Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates one office in Kitty Hawk, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com and OBXBank.com). Monarch Mortgage and our affiliated mortgage companies have thirteen offices with locations in Chesapeake, Norfolk, Virginia Beach (2), Fredericksburg, Suffolk, and Richmond, Virginia as well as Rockville (2), Waldorf, Crofton and Greenbelt, Maryland, and Charlotte, North Carolina. Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Home Mortgage Solutions, LLC (secondary mortgage origination), Virginia Asset Group, LLC (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	July 16, 2009

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June 30
	2009	2008
ASSETS:
Cash and due from banks	$6,632	$12,134
Interest bearing bank balances	8,386	1,400
Federal funds sold	7,500	252

Investment securities:
Securities available for sale	5,262	9,183
Securities held to maturity	500	1,000

Total investment securities	5,762	10,183

Mortgage loans held for sale	96,500	39,526

Loans	515,627	487,360
Less: allowance for loan losses	(9,030)	(4,621)

Net loans	506,597	482,739

Bank premises and equipment	8,154	10,426
Restricted equity securities	7,011	4,613
Bank owned life insurance	6,915	6,663
Goodwill	775	775
Intangible assets	908	1,086
Accrued interest receivable and other assets	10,943	8,777

Total assets	$666,083	$578,574

LIABILITIES:
Demand deposits—non-interest bearing	$83,977	$74,926
Demand deposits—interest bearing	16,909	18,401
Money market deposits	108,428	129,485
Savings deposits	29,540	5,830
Time deposits	287,760	235,884

Total deposits	526,614	464,526

FHLB borrowings	62,206	54,525
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	4,832	4,087

Total liabilities	603,652	533,138

SHAREHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,985,300 shares authorized, none issued	—	—
Cumulative perpetual preferred stock, series A, $1,000 par value, 14,700 issued and outstanding	14,501	—
Common stock, $5 par, 20,000,000 shares authorized, issued 5,788,986 shares outstanding at June 30, 2009 and 5,647,175 shares outstanding at June 30, 2008	28,945	28,236
Capital in excess of par value	8,161	7,818
Retained earnings	10,638	9,315
Accumulated other comprehensive income	36	(26)

Total Monarch Financial Holdings, Inc. shareholders’ equity	62,281	45,343
Noncontrolling interest	150	93

Total equity	62,431	45,436

Total liabilities and shareholders’ equity	$666,083	$578,574

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
INTEREST INCOME:
Interest on federal funds sold	$2,365	$8,384	$3,259	$11,884
Interest on other bank accounts	772	36,890	1,408	54,980
Dividends on restricted securities	23,323	60,957	38,848	120,354
Interest and dividends on investment securities	63,410	106,991	127,745	226,526
Interest and fees on loans	8,326,877	7,004,641	15,812,324	14,397,201

Total interest income	8,416,747	7,217,863	15,983,584	14,810,945

INTEREST EXPENSE:
Interest on deposits	2,324,561	3,175,612	4,964,971	6,509,301
Interest on trust preferred subordinated debt	72,371	109,793	149,058	272,329
Interest on other borrowings	318,577	333,391	579,111	837,392

Total interest expense	2,715,509	3,618,796	5,693,140	7,619,022

NET INTEREST INCOME	5,701,238	3,599,067	10,290,444	7,191,923
PROVISION FOR LOAN LOSSES	1,837,597	368,930	2,538,148	764,032

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,863,641	3,230,137	7,752,296	6,427,891

NON-INTEREST INCOME:
Service charges on deposit accounts	371,358	335,068	656,827	664,122
Mortgage banking income	8,824,954	4,437,381	15,926,075	8,762,727
Investment and insurance commissions	229,667	409,066	513,672	696,424
Security gains, net	—	7,655	—	10,801
Other income	645,850	354,632	817,641	458,447

Total non-interest income	10,071,829	5,543,802	17,914,215	10,592,521

NON-INTEREST EXPENSE:
Salaries and employee benefits	7,824,816	4,902,679	14,965,818	9,508,101
Occupancy and equipment	912,375	879,940	1,810,176	1,668,306
Loan Expense	878,370	457,075	1,490,439	924,584
Data processing	205,691	165,055	413,651	332,430
FDIC Insurance	575,254	78,610	830,755	136,210
Other expenses	1,368,064	799,019	2,316,309	1,475,389

Total non-interest expense	11,764,570	7,282,378	21,827,148	14,045,020

INCOME BEFORE TAXES	2,170,900	1,491,561	3,839,363	2,975,392

Income tax provision	699,500	446,600	1,213,900	914,800

NET INCOME	1,471,400	1,044,961	2,625,463	2,060,592

Less: Net income attributable to noncontrolling interest	(51,808)	(117,934)	(145,600)	(165,364)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$1,419,592	$927,027	$2,479,863	$1,895,228

Preferred stock dividend and accretion of preferred stock discount	196,601	—	389,041	—
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,223,991	$927,027	$2,090,822	$1,895,228
NET INCOME PER COMMON SHARE:
Basic	$0.22	$0.19	$0.37	$0.39
Diluted	$0.21	$0.18	$0.37	$0.38

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands, except per share data)	2009	2008	Change	2009	2008	Change
EARNINGS
Interest income	$8,417	$7,218	16.6%	$15,983	$14,811	7.9%
Interest expense	2,716	3,619	(25.0)	5,693	7,619	(25.3)
Net interest income	5,701	3,599	58.4	10,290	7,192	43.1
Provision for loan losses	1,838	369	398.1	2,538	764	232.2
Noninterest income	10,072	5,569	80.9	17,914	10,617	68.7
Noninterest expense	11,764	7,307	61.0	21,827	14,070	55.1
Pre-tax net income	2,171	1,492	45.5	3,839	2,975	29.0
Minority interest in net income	52	118	(55.9)	145	165	(12.1)
Income taxes	700	447	56.6	1,214	915	32.7
Net income	1,419	927	53.1	2,480	1,895	30.9

PER COMMON SHARE
Earnings per share - basic	$0.22	$0.19	15.8%	$0.37	$0.39	(5.1)%
Earnings per share - diluted	0.21	0.18	16.7	0.37	0.38	(2.6)
Book value				8.22	8.03	2.4
Closing market price (adjusted)				8.90	10.19	(12.7)

FINANCIAL RATIOS
Return on average assets	0.85%	0.68%	25.0%	0.76%	0.72%	5.6%
Return on average shareholders’ equity	9.17	9.73	(5.8)	8.05	10.10	(20.3)
Net interest margin (FTE)	3.67	2.96	24.0	3.43	3.08	11.4
Non-interest revenue/Total revenue	54.5	43.6	25.0	52.8	41.8	26.3
Efficiency - Consolidated	74.3	79.2	(6.2)	80.6	77.1	4.5
Efficiency - Bank only	54.5	80.0	(31.9)	71.8	62.0	15.8
Average equity to average assets	9.28	6.94	33.7	9.48	7.15	32.6
Total risk based capital - Consolidated				13.68	12.28	11.4
Total risk based capital - Bank only				11.09	12.28	(9.7)

PERIOD END BALANCES
Total loans held for sale				$96,500	$39,526	144.1%
Total loans held for investment				515,627	487,360	5.8
Interest-earning assets				647,701	549,997	17.8
Assets				666,083	578,574	15.1
Total deposits				526,614	464,526	13.4
Other borrowings				72,206	64,535	11.9
Shareholders’ equity				62,281	45,343	37.4

AVERAGE BALANCES
Total loans	$512,210	$472,165	8.5%	$509,172	$454,620	12.0%
Interest-earning assets	635,785	501,402	26.8	618,549	481,510	28.5
Assets	670,931	551,839	21.6	656,920	527,877	24.4
Total deposits	508,261	460,918	10.3	502,951	431,966	16.4
Other borrowings	77,506	50,375	53.9	69,568	55,594	25.1
Shareholders’ equity	62,236	38,315	62.4	61,402	37,719	62.8

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,660	$4,325	100.2%	$8,046	$3,976	102.4%
Provision for loan losses	1,838	369	398.1	2,538	764	232.2
Charge-offs	1,524	99	1439.4	1,612	156	933.3
Recoveries	56	26	115.4	58	37	56.8
Ending balance	9,030	4,621	95.4	9,030	4,621	95.4
Net charge-off loans to average loans	0.29	0.02	100.0	0.31	0.03	100.0

ASSET QUALITY RATIOS
Nonperforming assets to total assets				0.76%	0.11%	65.0	bp
Allowance for loan losses to total loans				1.75	0.95	80.1	bp
Allowance for loan losses to nonperforming loans				177.34	717.55	(75.3)%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$471	$—	100.0%
Nonaccrual				3,819	139	2647.5
OREO				802	505	58.8

Nonperforming assets				5,092	644	690.7%

bp - Change is measured as difference in basis points.